Exhibit 21.01

LIST OF SUBSIDIARIES

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
All Media Guide Holdings, Inc.	Delaware
All Media Guide, LLC	Delaware
Aptiv Digital, Inc.	Delaware
Canada Services, Inc.	Delaware
DirectCom Networks, Inc.	Delaware
DivX Holdings, Inc.	Delaware
DivX International, Inc.	Delaware
DivX International Hong Kong, Limited	Hong Kong
DivX LLC	Delaware
DivX Networks (Europe GMBH)	Germany
DivX Technologia Ltda.	Brazil
EuroMedia Group, Inc.	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Rovi Hong Kong Ltd. (formerly Gemstar Technology Development Limited)	Hong Kong
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide Marketing LLC	Delaware
Index Systems Inc.	British Virgin Islands
Interactive Program Guide, Inc. (46.25% owned)	Japan
InterActual Technologies, Inc.	California
IPG Development Ventures, LLC	Delaware
Macrovision International Holdings LLC	Delaware
Macrovision International Licensing SARL	Switzerland
Macrovision Japan YK	Japan
Macrovision Licensing & Holdings B.V.	Netherlands
MainConcept DivX LLC	Russia
MainConcept Gmbh	Germany
MainConcept LLC	California
Mediabolic, Inc.	Delaware
Moodlogic, Inc.	Delaware
Nowtilus Gmbh	Germany
PDT Holdings, Inc.	California
Rational Feeling (Austria) Inc.	Delaware
Rovi Canada Inc.	Canada
Rovi Corporation	Delaware
Rovi Corporation (Shanghai) Co., Ltd	China
Rovi Corporate Services, Inc.	Delaware
Rovi Data Solutions, Inc.	Delaware
Rovi Europe Limited	United Kingdom
Rovi Global Services SARL	Luxembourg
Rovi Guides, Inc.	Delaware
Rovi International Solutions SARL	Luxembourg
Rovi Payroll Services LLC	California
Rovi KK	Japan
Rovi Korea Co. Ltd.	Korea
Rovi Solutions Corporation	Delaware

Rovi Taiwan Ltd.	Taiwan
Rovi Technologies Corporation	Delaware
Rovi Technologies SARL	Luxembourg
Sidereel, Inc.	Delaware
Sonic IP, Inc.	California
Sonic Solutions International, Inc.	Delaware
Sonic Solutions Holdings Inc.	Delaware
Sonic Solutions LLC	California
Snapstick, Inc.	Delaware
Snapstick Technologies PVT Ltd.	India
StarSight Telecast, Inc.	California
System OK AB	Sweden
TV Guide Affiliate Sales & Marketing, Inc.	Delaware
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware
TV Guide, Inc.	Delaware
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
UV Corp.	Delaware

All subsidiaries are 100% owned unless otherwise noted.